Exhibit 2.2

BY-LAWS OF

MEDIVIE USA INC.

ARTICLE I

Section 1.          The following paragraphs contain provisions for the regulation and management of Medivie USA Inc., a Nevada Corporation (the “Corporation”).

Section 2.          In the event that there is a conflict between a provision of these By-Laws and a mandatory provision of the Articles of Incorporation of this Corporation, then said mandatory provision of the Articles of Incorporation of this Corporation shall control.

ARTICLE II

Place of Business

Section 1.          The registered office of the Corporation in the State of Nevada shall be 1645 Village Center Circle, Suite 170, Las Vegas, Nevada 89134. The principal office of the Corporation shall be at 11319 Maple Street, Los Alamitos, California 90720. The foregoing designations shall be without prejudice to the power and right of the Corporation to conduct and transact any of its affairs or business in other cities, states, territories, countries, or places.

Section 2.          The registered agent of the Corporation in the State of Nevada shall be VCorp Services, LLC.

Section 3.          The registered office, principal place of business, or registered agent of the Corporation may be changed from time to time in the manner prescribed by law without amending these By-Laws.

ARTICLE III

Officers

Section 1.          Number.  The officers of this Corporation may consist of a President, a Secretary, a Treasurer, and such other officers, including one or more Vice Presidents, and, if desired, a Chief Executive Officer, as may be appointed in accordance with the provisions of Section 2 of this Article.

Section 2.          Election, Term of Office and Qualifications. The officers of this Corporation shall be chosen by the Board of Directors. Each officer, except such officer as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold his office until his successors are elected and qualified.

Section 3.          Subordinate Officers. The Board of Directors may appoint such other officers to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers.

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Section 4.          Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Such removal shall be by vote of a majority of the whole Board of Directors at a regular meeting or a special meeting of the Board of Directors called for this purpose.

Section 5.          Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President of the Corporation.  Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.          Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and manage all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors; and shall have general supervisory duties over the affairs of the Corporation and over the other officers.

Section 7.          President. The President shall be the chief operating officer of the Corporation. The President shall perform all duties incident to the office of the President; shall sign all stock certificates and written contracts of the Corporation; and shall perform all such other duties as are assigned to him from time to time by resolution of the Board of Directors or the Chief Executive Officer.

Section 8.          Vice President. In the absence of the President, or in the event of his death, or inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to, all of the restrictions applicable to the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.          Secretary. The Secretary shall perform his duties in a faithful manner. He shall:

a.           Keep the minutes of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

b.           See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

c.           Be custodian of the records and of the seal of the Corporation and see that such seal is affixed to all stock certificates prior to their issue and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws;

d.           Have charge of the stock books of the Corporation and keep or cause to be kept the stock and transfer books through a transfer agent or otherwise in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record; and exhibit during the usual business hours of the Corporation to any director, upon application, the original or duplicate stock ledger;

e.           See that the books, reports, statements, certificates, and all other documents and records of the Corporation required by law are properly kept and filed; and

f.            In general, perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

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Section 10.        Treasurer. The Treasurer shall:

a.           Have charge and custody of, and be responsible for, all funds and securities of the Corporation;

b.           Receive and give receipt for monies due and payable to the Corporation from any source whatsoever; and

c.           In general, perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 11.        Salaries. Salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE IV

Directors

Section 1.          General Powers. The business and affairs of this Corporation and the management thereof shall be vested in a Board of Directors consisting of not less than one (1) or more than ten (10) members.

Section 2.          Number and qualification. The number of directors may be increased or decreased from time to time within the limits stated above by the action of the majority of the whole Board of Directors. Directors shall be elected by a plurality of the votes cast by the stockholders for a term of three (3) years and shall serve until the election and qualification of their successors, unless they sooner resign. The directors need not be residents of the State of Nevada or stockholders of the Corporation.

Section 3.          Committees. The Board of Directors, at its discretion, may designate one or more committees which, to the extent provided in the resolution or resolutions, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided such committee(s) shall act only at such times as directed by the Board of Directors and when the Board of Directors is not in session and in no event to the exclusion of the Board of Directors at any time to act as a Board upon any business of the Corporation.

Section 4.          Vacancy. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by the stockholders to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors.

Section 5.          Removal. Any director may be removed from office, either with or without cause, at any time, and another person may be elected to his place, to serve for the remainder of his term, by the vote of stockholders representing two-thirds of the voting power of the issued and outstanding stock entitled to vote. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.

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Section 6.          Meetings. The regular meeting of the Board of Directors shall be held immediately following the annual stockholder’s meeting. The Board of Directors shall meet at such other time or times as they may from time to time determine.

Section 7.          Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Nevada as the Board of Directors may from time to time determine, or, with respect to its meetings, as shall be specified or fixed in respective notices or waivers of notice of such meetings.

Section 8.          Special Meetings: Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by two of the directors. The person or persons authorized to call special meetings of the Board of Directors may determine the place for holding any special meeting of the Board of Directors called by them. Notice of the time and place of holding said special meeting of the Board of Directors shall be given to each director by either (i) registered mail, return receipt requested, deposited in the mail at least ten (10) days prior to the date of said special meeting, or (ii) guaranteed overnight delivery by a nationally-used courier service at least three (3) days prior to the date of said special meeting, or (iii) by e-mail, telex, facsimile copy or other electronic transmission sent at least forty-eight (48) hours prior to the time and date of such special meeting, provided that receipt is confirmed. Attendance of a director at such special meeting shall constitute a waiver of notice of such special meeting, except where a director attends the meeting for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.         Presence at Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.       Quorum and Manner of Acting. A majority of the members of the Board of Directors shall form a quorum for the transaction of business at any regular or special meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the vote of a lesser number is required for a specific act by the Articles of Incorporation, or by another provision of these By-Laws, then that lesser number shall govern. In the absence of a quorum, a majority of the directors present may adjourn the meeting one or more times until a quorum can be present.

Section 12.       Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.        Election of Officers. If required, at the first meeting of the Board of Directors, after their election, the President, Vice President, and Secretary and Treasurer shall be elected to serve for a term of 3 years. Election shall be by ballot, and the majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board of Directors for the unexpired term. An officer may be removed at any time by the majority vote of the whole Board of Directors at any regular or special meeting of said Board of Directors at which a quorum is present. The Board of Directors shall have the power to fill officer vacancies, create new officer positions, and adjust salaries of officers as said Board from time to time shall deem necessary, all in accordance with the Articles of Incorporation.

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Section 14.        Reporting. At each annual stockholder’s meeting, the directors shall submit a statement of business done during the preceding year, together with a report of the general financial condition of the Corporation, and of the condition of its tangible property.

ARTICLE V

Books and Records

Section 1.          The Corporation shall keep either within or without the State of Nevada, complete books and records of account and shall keep minutes of the proceedings of its stockholders and the Board of Directors.

Section 2.          The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the stock held by each.

Section 3.          The books, records of account, financial statements and other documents of the Corporation shall be available to such persons who have been designated by law as having a right thereto, and said books, records of account, financial statements and documents shall be made available to such persons in the manner and in accordance with the procedures established by law.

ARTICLE VI

Stock

Section 1.         Authorization. The authorized stock of the Corporation shall be as provided by the Articles of Incorporation.

Section 2.          Stock Certificates and Transfers.

a.           The interest of each stockholder of the Corporation shall be evidenced by stock certificates in a such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

b.           The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in .pdf, facsimile, or other electronic format. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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c.           Transfers of shares shall be made only upon the share transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state or country, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

d.           Shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation. The Board of Directors may, by resolution, adopt appropriate procedures to allow transfers of shares, the certificates for which have been lost, stolen, mutilated or destroyed.

Section 3.          Restrictions on Transfer. All certificates representing unregistered shares of the Corporation shall bear an appropriate restrictive legend on the face of the certificate or on the back of the certificate.

Section 4.          Lost, Stolen or Destroyed Certificates. No certificate of shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

Section 5.          Treasury Shares. Treasury shares shall be held by the Corporation subject to the disposal of the Board of Directors and shall neither vote nor participate in dividends.

Section 6.          Lien. The Corporation shall have a first lien on all shares and upon all dividends declared upon same for any indebtedness of the respective holders thereof of the Corporation.

Section 7.         Consideration and Payment for Shares.  Shares having a par value shall be issued for such consideration, expressed in dollars but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

ARTICLE VII

Stockholders

Section 1.          Annual Meeting. The regular meeting of the stockholders of the Corporation shall be held at a time and place to be designated by the President, Vice President, or the Board of Directors, provided, however, that whenever such day shall fall upon a Sunday or a legal holiday, the meeting shall be held on the next business day. At the regular annual meeting of the stockholders, if required, directors shall be elected.  The officers of the Corporation shall present their annual reports and the Secretary shall have on file for inspection and reference, an authentic list of the stockholders, giving the amount of stock held by each as shown by the stock books of the Corporation as of the record date determined in accordance with Section 4 of this Article VII.

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Section 2.          Special Meeting.  Special meetings of the stockholders may be called at any time by the President, any member of the Board of Directors, or by the holders of ten (10%) percent or more of outstanding stock entitled to vote at said special meeting.  The Board of Directors may designate the place for any annual meeting or for any special meeting called by the Board of Directors.  If a special meeting shall be called by the President or the stockholders in accordance with this Section 2, the place of meeting shall be the principal office of the Corporation.

Section 3.          Notice of Meetings.  Written or printed notice stating the place, date, and hour of the meeting, and in case of special meeting, the purpose(s) for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, or by mail, by or at the discretion of the President, the Secretary, or the director or the person calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mails and addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 4.          Fixing Record Date for Determination of Stockholders of Record.  The Board of Directors may fix, in advance, a date as the record date for the purposes of determining stockholders: (i) entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or (ii) entitled to receive payment of any dividend or other distribution or the allotment of any rights, or (iii) entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or (v) for the purpose of any other lawful action. Such record date in any case shall be not more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.          Election of Directors. At the annual meeting of the stockholders of the Corporation, if required, directors shall be elected, who shall serve for a term of 3 years, unless they sooner resign. Election of directors shall be by a plurality of the votes cast of the stockholders attending the annual meeting, either in person or by proxy, provided that if the majority of stock is not represented, said meeting may be adjourned by the stockholders present for a period not exceeding sixty (60) days at any one adjournment. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors.

Section 6.          Quorum. One-third of the outstanding stock entitled to vote at the meeting exclusive of treasury stock, shall be necessary to constitute a quorum at meetings of the stockholders. If a quorum is present at any meeting, a matter other than the election of directors shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by the Articles of Incorporation of the Company. In the absence of a quorum, those present may adjourn the meeting one or more times, until the quorum can be present, but not exceeding sixty (60) days.

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Section 7.          Proxies. Any stockholder entitled to vote may be represented at any regular or special meeting of the stockholders by a duly executed proxy.

ARTICLE VIII

Waiver of Notice

Section 1.          Directors and Officers.  Unless otherwise provided by law, whenever any notice is required to be given to any director or officer of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 2.          Stockholders. No notice of the time, place or purpose of any annual, regular, or special meeting of the stockholders need be given if all stockholders of record on the date of said meeting is held waive such notice in writing either before or after the regular, or special meeting of the stockholders, and such meeting shall be deemed to have been legally and duly called, noticed, held, and conducted.

ARTICLE IX

Action Without a Meeting

Section 1.          Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Section 2.          Any action required or permitted by the Nevada Revised Statutes, the Articles of Incorporation, or by these By-Laws to be taken at a board of directors’ meeting may be taken without a meeting if all members of the board consent to such action in writing.  Action is taken under this section at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked the director’s consent by a writing signed by the director and received by the secretary or any other person authorized by the bylaws or the board of directors to receive such a revocation. Action under this section is effective at the time it is taken as provided hereinabove, unless the directors establish a different effective date. Action taken pursuant to this section has the same effect as action taken at a meeting of directors and may be described as such in any document.

ARTICLE X

Contract, Loans, Checks and Deposits

Section 1.          Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.          Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

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Section 3.          Deposits. All funds of the Corporation not otherwise used shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE XI

Execution of Instruments

Section 1.          Execution of Instruments. The Chief Executive Officer or President shall have power to execute on behalf and in the name of the Corporation any deed, contract, bond, debenture, note or other obligations or evidences or indebtedness, or proxy, or other instrument requiring the signature of an officer of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  Unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniary for any purpose or in any amount.

Section 2.          Checks and Endorsements. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to this Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

ARTICLE XII

Conflicts of Interest

The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors and officers and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, stockholders, members, or otherwise, as freely as though such adverse interest did not exist, even though the vote, action, or presence of such director or officer may be necessary to obligate the Corporation upon such contracts or transactions; and, in the absence of fraud, no such contract or transaction shall be voided and no such director or officer shall be held liable to account to the Corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the Corporation arising out of such office or stock ownership, for any profit or benefit realized through any such contract or transaction; provided that in the case of directors, such director disclosed such his interest in the transaction and otherwise makes any disclosures required by applicable law or these By-Laws, and in the case of officers of the Corporation the nature of the interest of such officer, be disclosed or known to the Board of Directors of the Corporation. Officers need make no disclosure under this article when their interest is less than or equal to five percent (5%) of the voting power or control of the other corporation, association, firm or entity. The Board of Directors may create a committee of independent directors to review and render its advice on conflict of interest transactions, including compensation decisions.

ARTICLE XIII

Indemnification of Officers and Directors

Section 1.          The Corporation shall indemnify its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

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Section 2.         The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the  Corporation and who, while a director, officer, employee, fiduciary, or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE XIV

Miscellaneous

Section 1.          Corporate Seal.  The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words “Corporate Seal”.

Section 2.          Fiscal Year. The fiscal year of the Corporation shall be as established by the Board of Directors.

Section 3.          Amendments. Subject to repeal or change by action of the stockholders, the Board of Directors shall have the power to alter, amend, or repeal the By-laws of the Corporation and to make and adopt new By-laws at any regular meeting of the Board of Directors or at any special meeting called for that purpose.

Section 4.          Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ADOPTED BY THE BOARD OF DIRECTORS, this 28 day of March, 2016.

/s/ Benjamin Rael-Brook

Benjamin Rael-Brook, CEO

Secretary,

Chairmen of the Board of Directors

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